Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2009

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events. Forward looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of September 30, 2009

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	55
Square feet owned (in thousands) (1)	13,329
Office leased rate as of September 30, 2009 (1)	90.4%
Office occupied rate as of September 30, 2009 (1) (2)	89.2%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of September 30, 2009	99.4%
Market capitalization (in thousands):
Total debt (3) (4)	3,430,193
Common equity capitalization (5)	1,904,913
Total market capitalization	5,335,106
Debt/total market capitalization	64.3%
Common stock data (NYSE:DEI):
Range of closing prices (6)	$7.93 - $13.87
Closing price at quarter end	$12.28
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	155,439
Shares of common stock outstanding on September 30, 2009 (in thousands) (8)	121,554

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Excludes one-third of the $18 million debt attributable to the noncontrolling interest in a consolidated joint venture; includes $178 million of debt carried by an unconsolidated entity in which our operating partnership (OP) owns an equity interest.

(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended September 30, 2009.
(7)	Diluted shares represent ownership in our company through shares of common stock, OP units and other convertible equity instruments.
(8)	This amount represents undiluted shares, and does not include OP units and other convertible equity instruments.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board, Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer, PinnacleCare	Thomas E. O’Hern Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company
Jordan L. Kaplan President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman Managing Director, Hudson Capital, LLC	Dr. Andrea L. Rich Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles
Kenneth M. Panzer Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Former Chief Executive Officer, NHP Foundation	William Wilson III Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (unaudited and in thousands)

	September 30, 2009	December 31, 2008

Assets
Investment in real estate:
Land	$835,407	$900,213
Buildings and improvements	5,014,894	5,528,567
Tenant improvements and lease intangibles	521,909	552,536
	6,372,210	6,981,316
Less: accumulated depreciation	(634,123)	(490,125)
Net investment in real estate	5,738,087	6,491,191

Cash and cash equivalents	63,834	8,655
Tenant receivables, net	1,530	2,427
Deferred rent receivables, net	38,108	33,039
Interest rate contracts	129,901	176,255
Acquired lease intangible assets, net	12,901	18,163
Investment in unconsolidated real estate fund	99,189	-
Other assets	29,349	31,304
Total assets	$6,112,899	$6,761,034

Liabilities
Secured notes payable	$3,258,000	$3,672,300
Unamortized non-cash debt premium	16,743	20,485
Interest rate contracts	283,591	407,492
Accrued interest payable	26,020	22,982
Accounts payable and accrued expenses	49,896	46,463
Acquired lease intangible liabilities, net	147,548	195,036
Security deposits	32,034	35,890
Dividends payable	12,155	22,856
Other liabilities	-	57,316
Total liabilities	3,825,987	4,480,820

Equity
Douglas Emmett, Inc. stockholders' equity
Common stock	1,216	1,219
Additional paid-in capital	2,289,094	2,284,429
Accumulated other comprehensive income (loss)	(210,152)	(274,111)
Accumulated deficit	(290,948)	(236,348)
Total Douglas Emmett, Inc. stockholders' equity	1,789,210	1,775,189
Noncontrolling interests	497,702	505,025
Total equity	2,286,912	2,280,214
Total liabilities and equity	$6,112,899	$6,761,034

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009 (1)	2008 (2)	2009 (1)	2008 (2)
Revenues:
Office rental:
Rental revenues	$99,463	$112,787	$307,219	$323,016
Tenant recoveries	8,059	8,335	23,159	22,523
Parking and other income	15,939	18,967	49,977	53,772
Total office revenues	123,461 (3)	140,089 (3)	380,355 (4)	399,311 (4)

Multifamily rental:
Rental revenues	15,980	16,483	48,174	50,130
Parking and other income	986	1,081	3,110	3,083
Total multifamily revenues	16,966	17,564	51,284	53,213

Total revenues	140,427	157,653	431,639	452,524

Operating Expenses:
Office expenses	38,691 (5)	44,201 (5)	115,668 (6)	121,924 (6)
Multifamily expenses	4,560	4,369	13,363	12,888
General and administrative	5,585	5,243	17,895	16,257
Depreciation and amortization	55,529	63,611	172,332	184,218
Total operating expenses	104,365	117,424	319,258	335,287

Operating income	36,062	40,229	112,381	117,237

Gain on disposition of interest in unconsolidated real estate fund	-	-	5,573	-
Interest and other income	56	(43)	3,030	489
Loss, including depreciation, from unconsolidated real estate fund	(1,904)	-	(4,710)	-
Interest expense	(45,326)	(52,586)	(139,154)	(145,580)
Net loss	(11,112)	(12,400)	(22,880)	(27,854)
Less: Net loss attributable to noncontrolling interests	2,306	2,704	4,725	6,230
Net loss attributable to common stockholders	$(8,806)	$(9,696)	$(18,155)	$(21,624)

Net loss per common share – basic and diluted (7)	$(0.07)	$(0.08)	$(0.15)	$(0.18)

Weighted average shares of common stock outstanding – basic and diluted (7)	121,486	121,509	121,548	120,373

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for the nine months ended September 30, 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.

(2)
The properties currently owned by Fund X were acquired by us at the end of March 2008.  As such, our consolidated operating results reflect the impact of the properties now owned by Fund X for the period from March 26, 2008 through September 30, 2008.

(3)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire third quarter of 2008, total office revenues for the third quarter of 2008 would have been $125,182 (after subtracting office revenues attributable to the properties contributed to Fund X of $14,907) in comparison to the total office revenues of $123,461 for the third quarter of 2009 shown above.

(4)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first nine months of 2008 following our acquisition of the properties and for the entire first nine months of 2009, total office revenues would have been $368,955 for the first nine months of 2008 (after subtracting office revenues attributable to the properties contributed to Fund X of $30,356) in comparison to total office revenues of $370,779 for the first nine months of 2009 (after subtracting office revenues attributable to the properties contributed to Fund X of $9,576).

(5)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire third quarter of 2008, total office expenses for the third quarter of 2008 would have been $38,841 (after subtracting office expenses attributable to the properties contributed to Fund X of $5,360) in comparison to the total office expenses of $38,691 for the third quarter of 2009 shown above.

(6)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first nine months of 2008 following our acquisition of the properties and for the entire first nine months of 2009, total office expenses would have been $111,474 for the first nine months of 2008 (after subtracting office expenses attributable to the properties contributed to Fund X of $10,450) in comparison to total office expenses of $112,970 for the first nine months of 2009 (after subtracting office expenses attributable to the properties contributed to Fund X of $2,698).

(7)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Funds From Operations (FFO)
Net loss attributable to common stockholders	$(8,806)	$(9,696)	$(18,155)	$(21,624)
Depreciation and amortization of real estate assets	55,529	63,611	172,332	184,218
Net loss attributable to noncontrolling interests	(2,306)	(2,704)	(4,725)	(6,230)
Loss on asset disposition	-	33	-	65
Gain on disposition of interest in unconsolidated real estate fund	-	-	(5,573)	-
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	3,366	(151)	7,934	(313)
FFO	$47,783	$51,093	$151,813	$156,116

Adjusted Funds From Operations (AFFO)
FFO	$47,783	$51,093	$151,813	$156,116
Straight-line rent adjustment	(2,249)	(3,244)	(6,674)	(10,886)
Amortization of acquired above and below market leases	(7,530)	(10,639)	(25,470)	(32,330)
Amortization of interest rate contracts and loan premium	3,716	4,376	11,229	9,378
Amortization of prepaid financing	483	577	1,573	1,417
Recurring capital expenditures, tenant improvements and leasing commissions	(6,839)	(6,501)	(20,126)	(18,400)
Non-cash compensation expense	1,226	1,119	4,992	5,459
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	(870)	58	(2,136)	106
AFFO	$35,720	$36,839	$115,201	$110,860

Weighted average share equivalents outstanding - fully diluted	155,439	156,519	155,622	156,555
FFO per share- fully diluted	$0.31	$0.33	$0.98	$1.00
Dividends per share declared	$0.10	$0.1875	$0.30	$0.5625
AFFO payout ratio	43.43%	79.39%	40.42%	79.07%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	Three Months Ended September 30,		% Favorable
	2009	2008	(Unfavorable)

Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,889,279	11,888,814
% leased at September 30	91.8%	94.8%
% occupied at September 30	90.7%	94.1%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased at September 30	99.4%	99.6%

Same Property Net Operating Income - GAAP Basis
Total office revenues	$123,461	$125,182	(1.4	) %
Total multifamily revenues	16,966	17,564	(3.4)
Total revenues	140,427	142,746	(1.6)

Total office expense	(38,691)	(38,841)	0.4
Total multifamily expense	(4,560)	(4,369)	(4.4)
Total property expense	(43,251)	(43,210)	(0.1)

Same Property NOI - GAAP basis	$97,176	$99,536	(2.4	) %

Same Property Net Operating Income - Cash Basis
Total office revenues	$114,608	$115,096	(0.4	) %
Total multifamily revenues	16,085	16,681	(3.6)
Total revenues	130,693	131,777	(0.8)

Total office expense	(38,736)	(38,886)	0.4
Total multifamily expense	(4,560)	(4,369)	(4.4)
Total property expense	(43,296)	(43,255)	(0.1)

Same Property NOI - cash basis	$87,397	$88,522	(1.3	) %

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended September 30,
	2009	2008
Same property office revenues - cash basis	$114,608	$115,096
GAAP adjustments	8,853	10,086
Same property office revenues - GAAP basis	123,461	125,182

Same property multifamily revenues - cash basis	16,085	16,681
GAAP adjustments	881	883
Same property multifamily revenues - GAAP basis	16,966	17,564

Same property revenues - GAAP basis	140,427	142,746

Same property office expenses - cash basis	(38,736)	(38,886)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(38,691)	(38,841)

Same property multifamily expenses - cash basis	(4,560)	(4,369)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,560)	(4,369)

Same property expenses - GAAP basis	(43,251)	(43,210)

Same property Net Operating Income (NOI) - GAAP basis	97,176	99,536
Non-comparable office revenues	-	14,907
Non-comparable office expenses	-	(5,360)
Total property NOI - GAAP basis	97,176	109,083
General and administrative expenses	(5,585)	(5,243)
Depreciation and amortization	(55,529)	(63,611)
Operating income	36,062	40,229
Interest and other income	56	(43)
Loss, net of depreciation, from unconsolidated real estate fund	(1,904)	-
Interest expense	(45,326)	(52,586)
Net loss	(11,112)	(12,400)
Less: Net loss attributable to noncontrolling interests	2,306	2,704
Net loss attributable to common stockholders	$(8,806)	$(9,696)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of September 30, 2009 (unaudited and in thousands)

	Maturity Date(1)		Principal Balance		Variable Rate		Effective Annual Fixed Rate(2)		Swap Maturity Date(1)
Variable Rate Swapped to Fixed Rate:
Fannie Mae Loan I(3)	06/01/12		$293,000		DMBS + 0.60%		4.70%		08/01/11
Fannie Mae Loan II(3)	06/01/12		95,080		DMBS + 0.60%		5.78		08/01/11
Modified Term Loan(4)(5)	08/31/12		2,300,000		LIBOR + 0.85%		5.13		08/01/10 - 08/01/12
Fannie Mae Loan III(3)	02/01/15		36,920		DMBS + 0.60%		5.78		08/01/11
Fannie Mae Loan IV(3)	02/01/15		75,000		DMBS + 0.76%		4.86		08/01/11
Term Loan(6)	04/01/15		340,000		LIBOR + 1.50%		4.77		01/02/13
Fannie Mae Loan V(3)	02/01/16		82,000		LIBOR + 0.62%		5.62		03/01/12
Fannie Mae Loan VI(3)	06/01/17		18,000		LIBOR + 0.62%		5.82		06/01/12
Subtotal			3,240,000				5.10%	(2)

Variable Rate:
Wells Fargo Loan(7)	03/01/11	(8)	12,000		LIBOR + 1.25%		--		--
Secured Revolving Credit Facility(9)	10/30/11	(10)	-		LIBOR / Fed Funds +	(11)	--		--
Subtotal			12,000
Consolidated total, net of portion attributable to noncontrolling interest in consolidated joint venture			3,252,000	(12)

Debt Attributable from Unconsolidated Real Estate Fund:
Term Loan(13)	08/18/13		178,193		LIBOR + 1.65%		5.52%		09/04/12
Total consolidated and unconsolidated debt			$3,430,193

(1)	As of September 30, 2009, the weighted average remaining life of our consolidated outstanding debt is 3.3 years, and the weighted average remaining life of the interest rate swaps is 1.6 years.
(2)
Includes the effect of interest rate contracts.  Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.  The total consolidated effective rate on an actual/365-day basis is 5.17% at September 30, 2009.

(3)
Secured by four separate collateralized pools.  Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(4)	Secured by seven separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(5)
Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.  Each of these rates is based on actual/360-day basis.

(6)	Secured by four properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(7)	This is an $18 million loan held by a consolidated entity in which our Operating Partnership owns a two-thirds interest. The loan has a one-year extension option.
(8)	Represents maturity date of March 1, 2010 which we may extend to March 1, 2011.
(9)
This credit facility is secured by nine properties and has no borrowings outstanding.  We exercised a one-year extension option and renewed the credit facility for $350 million (reduced from $370 million, but on the same pricing and otherwise on the same terms and conditions as prior to the extension).  A second one-year extension option remains available.

(10)	Represents the current maturity date of October 30, 2010 which we may extend to October 30, 2011.
(11)
This revolver bears interest at either LIBOR +0.70% or Fed Funds +0.95% at our election.  If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR +0.80% or Fed Funds +1.05% at our election.

(12)	Excludes the unamortized non-cash debt premium of $16,743 which represents the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.
(13)
This is a $365 million loan held by an unconsolidated real estate fund in which our Operating Partnership owns an equity interest.  Secured by six properties in a cross-collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of September 30, 2009

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	13	1,390,773	10.4%
Olympic Corridor	05	1,096,081	8.2
Century City	03	915,980	6.9
Santa Monica	08	969,982	7.3
Beverly Hills	06	1,343,185	10.1
Westwood	02	396,807	3.0
San Fernando Valley
Sherman Oaks/Encino	11	3,181,037	23.9
Warner Center/Woodland Hills	03	2,855,868	21.4
Tri-Cities
Burbank	01	420,949	3.1
Honolulu	03	757,901	5.7
Total	55	13,328,563	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 11,892,795 leased square feet, 1,280,981 available square feet, 76,441 building management use square feet, and 78,346 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS(1) as of September 30, 2009

Submarket	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	95.4%	$51,905,736	$39.67	$3.31
Olympic Corridor	92.4	32,746,755	33.73	2.81
Century City	98.1	33,159,277	37.22	3.10
Santa Monica (5)	95.5	47,407,103	52.14	4.34
Beverly Hills	88.6	45,694,698	39.84	3.32
Westwood	89.5	13,329,936	38.02	3.17
San Fernando Valley
Sherman Oaks/Encino	90.1	88,276,797	31.85	2.65
Warner Center/Woodland Hills	83.2	67,541,176	29.24	2.44
Tri-Cities
Burbank	100.0	13,415,742	31.87	2.66
Honolulu	89.2	22,505,723	34.40	2.87

Total / Weighted Average	90.4	$415,982,943	35.45	2.95

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended September 30, 2009			$0.03
- Office (per rentable square foot) for the nine months ended September 30, 2009			$0.16

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Includes 159,043 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash base rent under leases commenced as of September 30, 2009 (excluding 159,043 square feet with respect to signed leases not yet commenced).  The amount reflects total cash base rent before abatements.  For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 159,043 square feet with respect to signed leases not commenced) as set forth in note (2) above for the total.
(5)	Includes $1,287,232 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of September 30, 2009

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	99.6%	$22,646,139	$1,995
Santa Monica(2)	99.5	20,475,480	2,091
Honolulu	99.3	17,918,362	1,370
Total / Weighted Average	99.4	$61,039,981	1,784

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended September 30, 2009			$107
- Multifamily (per unit) for the nine months ended September 30, 2009			$266

(1)	Represents annualized monthly multifamily rental income under leases commenced as of September 30, 2009.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $300,545 of annualized rent as of September 30, 2009.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of September 30, 2009

	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(3)	Percent of Annualized Rent

Time Warner(4)	4	4	2010-2019	642,845	4.8%	$21,498,330	5.2%
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.4	5,704,276	1.4
William Morris Endeavor	2	1	2019	118,612	0.9	5,337,866	1.3
Bank of America(5)	12	9	2010-2018	123,633	0.9	4,981,980	1.2
The Macerich Partnership, L.P.	1	1	2018	90,832	0.7	4,316,880	1.0
Total	20	16		1,157,932	8.7%	$41,839,332	10.1%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash base rent under leases commenced as of September 30, 2009.  The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 62,000 square foot lease expiring in June 2010, a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, and a 421,000 square foot lease expiring in September 2019.

(5)
Includes a 9,000 square foot lease expiring in September 2010, a 7,000 square foot lease expiring in December 2010, two leases totaling 19,000 square feet expiring in January 2011, a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011, a 41,000 square foot lease expiring in January 2012, a 6,000 square foot lease expiring in May 2012, an 8,000 square foot lease expiring in July 2013, a 4,000 square foot lease expiring in February 2015, and a 12,000 square foot lease expiring in March 2018.  Excludes a lease that expired at the end of September 30, 2009 for 5,000 square feet that is now leased to another tenant who is not affiliated with Bank of America.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of September 30, 2009

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	344	16.1%
Financial Services	260	14.7
Entertainment	115	11.8
Real Estate	155	9.6
Accounting & Consulting	212	8.4
Health Services	290	8.4
Insurance	81	7.7
Retail	161	7.0
Technology	63	3.8
Advertising	54	3.4
Public Administration	30	1.8
Educational Services	10	0.7
Other	257	6.6
Total	2,032	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

Douglas Emmett, Inc.	LEASE DISTRIBUTION (1) as of September 30, 2009

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total

2,500 or less	1,027	50.5%	1,398,255		10.5%	$52,400,881	12.6%
2,501-10,000	732	36.0	3,603,642		27.0	129,196,596	31.0
10,001-20,000	179	8.8	2,508,200		18.8	87,617,971	21.1
20,001-40,000	66	3.3	1,809,793		13.6	64,326,448	15.5
40,001-100,000	22	1.1	1,300,372		9.8	46,923,028	11.3
Greater than 100,000	6	0.3	1,113,490		8.3	35,518,019	8.5
Subtotal	2,032	100.0%	11,733,752	(5)	8.0%	415,982,943	100.0%
Available	-	-	1,280,981		9.6	-	-
BOMA Adjustment(4)	-	-	78,346		0.6	-	-
Building Management Use	-	-	76,441		0.6	-	-
Signed leases not commenced	-	-	159,043		1.2	-	-
Total	2,032	100.0%	13,328,563		100.0%	$415,982,943	100.0%

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 11,892,795 leased square feet (includes 159,043 square feet with respect to signed leases not commenced), 1,280,981 available square feet, 76,441 building management use square feet, and 78,346 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2009 (does not include 159,043 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,800 square feet. Median is approximately 2,500 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS (1) as of September 30, 2009

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(2)	Expiring Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(4)	Annualized Rent Per Leased Square Foot at Expiration(5)

Available	-	1,280,981	9.6%	$-	-%	$-	$-
2009	131	487,677	3.7	16,859,679	4.1	34.57	34.65
2010	457	1,803,934	13.5	62,110,258	14.9	34.43	34.93
2011	402	1,791,554	13.4	63,757,770	15.3	35.59	37.25
2012	347	1,613,260	12.1	55,783,501	13.4	34.58	37.69
2013	268	1,652,586	12.4	62,076,743	14.9	37.56	42.19
2014	211	1,330,889	10.0	45,053,847	10.8	33.85	39.35
2015	85	787,557	5.9	26,765,985	6.5	33.99	40.88
2016	39	658,424	4.9	22,118,244	5.3	33.59	39.89
2017	31	343,154	2.6	12,269,500	3.0	35.76	47.26
2018	29	316,774	2.4	15,109,940	3.6	47.70	64.42
2019	23	737,075	5.5	26,288,576	6.3	35.67	46.08
Thereafter	9	210,868	1.6	7,788,900	1.9	36.94	52.80
BOMA Adjustment(6)	-	78,346	0.6	-	-	-	-
Building Management Use	-	76,441	0.6	-	-	-	-
Signed leases not commenced	-	159,043	1.2	-	-	-	-
Total/Weighted Average	2,032	13,328,563	100.0%	$415,982,943	100.0%	$35.45	$40.03

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Based on BOMA 1996 remeasurement. Total consists of 11,892,795 leased square feet (includes 159,043 square feet with respect to signed leases not commenced), 1,280,981 available square feet, 76,441 building management use square feet, and 78,346 square feet of BOMA 1996 adjustment on leased space.

(3)	Represents annualized monthly base rent under leases commenced as of September 30, 2009. The amount reflects total base rent before abatements.
(4)	Represents annualized base rent divided by leased square feet.
(5)	Represents annualized base rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of September 30, 2009

Submarket		Q4 2009		Q1 2010		Q2 2010		Q3 2010

West Los Angeles
Brentwood	Expiring SF	52,942		51,371		82,427		45,191
	Rent per SF(2)	$36.46		$39.07		$46.75		$34.25
Olympic Corridor	Expiring SF	51,944		52,853		31,077		75,113
	Rent per SF(2)	$32.09		$31.39		$30.31		$31.03
Century City	Expiring SF	27,850		35,262		15,808		31,155
	Rent per SF(2)	$31.85		$38.21		$33.18		$38.17
Santa Monica	Expiring SF	45,548		8,691		78,108		37,074
	Rent per SF(2)	$62.44		$44.75		$38.75		$44.09
Beverly Hills	Expiring SF	88,100		58,181		51,831		55,432
	Rent per SF(2)	$32.69		$31.07		$38.02		$38.69
Westwood	Expiring SF	2,491		4,384		19,652		31,408
	Rent per SF(2)	$38.94		$37.04		$36.93		$35.83
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	137,759		80,579		95,645		100,352
	Rent per SF(2)	$30.45		$30.61		$31.10		$29.08
Warner Center/Woodland Hills	Expiring SF	71,215		56,900		52,906		137,215
	Rent per SF(2)	$29.06		$29.68		$27.73		$30.27
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(2)	$-		$-		$-		$-
Honolulu	Expiring SF	9,828		13,970		22,258		16,992
	Rent per SF(2)	$33.40		$31.61		$33.02		$31.52
Total	Expiring SF	487,677	(3)	362,191	(4)	449,712	(5)	529,932	(6)
	Rent per SF(2)	$34.65		$33.05		$36.07		$33.17

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	As of September 30, 2009, 215,560 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2009.
(4)	As of September 30, 2009, 102,252 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2010.
(5)	As of September 30, 2009, 51,111 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2010.
(6)	As of September 30, 2009, 6,370 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2010.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended September 30, 2009

Gross New Leasing Activity
Rentable square feet		214,303
Number of leases		62
Gross Renewal Leasing Activity
Rentable square feet		361,114
Number of leases		85
Net Absorption
Leased rentable square feet		(38,119)
Cash Rent Growth (2)
Expiring Rate		$35.73
New/Renewal Rate		$35.13
Change		(1.7%)
Straight-Line Rent Growth (3)
Expiring Rate		$33.71
New/Renewal Rate		$36.25
Change		7.5%
Weighted Average Lease Terms
New (in months)		71
Renewal (in months)		51

	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (per rentable square foot) (4)	Costs	Costs
New leases	$28.38	$4.81
Renewal leases	$8.38	$1.96
Blended	$15.83	$3.24

(1)
All properties are 100% owned except Honolulu Club (78,000 square feet) owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.
(4)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.